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Investment Research Tool

Investment Vehicles: Exchange-Traded Funds (ETFs)

Asset Class: Digital Assets

Category: All

Share Class: All

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Performance			Literature					Yields	
			AVERAGE ANNUAL TOTAL RETURNS as of 03/31/2026					EXPENSE RATIO %	
NAME	PRICE as of 05/15/2026	MONTHLY YTD as of 03/31/2026	1 Y	3 Y	5 Y	10 Y	Since Inception	Gross / Net	Fact Sheet
TKNZ Active Crypto ETF** NAV	--	--	--	--	--	--	--	0.90%/ 0.75%†	--
Market Price	--	--	--	--	--	--	--	--	

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* This ETF is different from traditional ETFs

* Traditional ETFs tell the public what assets they hold each day. This ETF will not. This may create additional risks for your investment. For example:

●	You may have to pay more money to trade the ETF’s shares. This ETF will provide less information to traders, who tend to charge more for trades when they have less information.

●	The price you pay to buy ETF shares on an exchange may not match the value of the ETF’s portfolio. The same is true when you sell shares. These price differences may be greater for this ETF compared to other ETFs because it provides less information to traders.

●	These additional risks may be even greater in bad or uncertain market conditions.

●	The ETF will publish on its website each day a "Proxy Portfolio" designed to help trading in shares of the ETF. While the Proxy Portfolio includes some of the ETF’s holdings, it is not the ETF’s actual portfolio.

The differences between this ETF and other ETFs may also have advantages. By keeping certain information about the ETF secret, this ETF may face less risk that other traders can predict or copy its investment strategy. This may improve the ETF’s performance. If other traders are able to copy or predict the ETF’s investment strategy, however, this may hurt the ETF’s performance.

For additional information regarding the unique attributes and risks of the ETF, see the prospectus.

Current performance may be lower or higher than the quoted past performance, which cannot guarantee future results. Share price, principal value, yield, and return will vary and you may have a gain or loss when you sell your shares. For performance current to the most recent month-end, select the fund name above. Market returns are based on the midpoint of the bid/ask spread as 4p.m. ET and do not represent returns an investor would receive if shares were traded at other times.

*This ETF publishes a daily Proxy Portfolio, a basket of securities designed to closely track the daily performance of the actual portfolio holdings. While the Proxy Portfolio includes some of the ETFs holdings, it is not the actual portfolio. Daily portfolio statistics will be provided as an indication of the similarities and differences between the Proxy Portfolio and the actual holdings. The Proxy Portfolio and other metrics, including Portfolio Overlap, are intended to provide investors and traders with enough information to encourage transactions that help keep the ETF’s market price close to its NAV. There is a risk that market prices will differ from the NAV. ETFs trading on the basis of a Proxy Portfolio may trade at a wider bid/ask spread than shares of ETFs that publish their portfolios on a daily basis, especially during periods of market disruption or volatility and, therefore, may cost investors more to trade. The ETF’s daily Proxy Portfolio, Portfolio Overlap and other tracking data are available within the Resource section of each individual ETF fund detail page.

*Although the ETF seeks to benefit from keeping its portfolio information confidential, others may attempt to use publicly available information to identify the ETF’s investment and trading strategy. If successful, these trading practices may have the potential to reduce the efficiency and performance of the ETF.

ETFs/ETPs are bought and sold at market prices, not NAV. Investors generally incur the cost of the spread between the prices at which shares are bought and sold. Buying and selling shares may result in brokerage commissions which will reduce returns.

All investments involve market risk, including the possible loss of principal.

Average annual total return figures include changes in principal value, reinvested dividends, and capital gain distributions. Returns for periods less than one year are not annualized. For products less than one year old, the Since Inception return figure is not annualized and represents an aggregate total return.

**The T. Rowe Price Active Crypto ETF is not an investment company registered under the Investment Company Act of 1940, and therefore is not subject to the same regulatory requirements as mutual funds or ETFs registered under the Investment Company Act of 1940. The Trust is not a commodity pool for purposes of the Commodity Exchange Act. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus.

The gross expense ratio reflects the fund expenses as stated in the fee table of the fund’s prospectus prior to the deduction of any waiver or reimbursement. The net expense ratio reflects fund expenses after the deduction of any waiver or reimbursement. If a fund has an active contractual expense limitation, the expiration date is shown below the gross and net expense ratio values above. Expense ratios are as of the most recent prospectus.

†The T. Rowe Price Active Crypto ETF’s only ordinary recurring expense is the Sponsor’s annual management fee applied to the NAV of the fund. The Expense Ratios shown in the columns above for T. Rowe Price Active Crypto ETF reflect the sponsor’s annual management fee as of the most recent prospectus.

Hedged Equity ETF Expense Ratio: Voluntary expense waiver that does not expire. T. Rowe Price Associates, Inc., is required to permanently waive a portion of its management fee charged to the fund in an amount sufficient to fully offset that portion of management fee paid by each underlying T. Rowe Price Fund related to the fund’s investment therein. The amount of the waiver will vary each fiscal year in proportion to the amount invested in other T. Rowe Price Funds.

T. Rowe Price Active Crypto ETF is organized as a Delaware statutory trust. The sponsor of the Trust is T. Rowe Price Sponsor LLC (the "Sponsor"). T. Rowe Price Investment Services, Inc. ("TRPIS") serves as the distributor of the Trust.

The 30-day dividend yield represents the average daily dividends for the 30-day period, annualized and divided by the net asset values per share at the end of the period; it is available the first quarter after the fund’s inception. The SEC standardized yield is computed under an SEC standardized formula and reflects an estimated yield to maturity (assuming all portfolio securities are held to maturity); it is available the first month after the fund’s inception.

This ETF performance table uses the NAV as the default sort option. There is no option to sort by the Market Price.

Closed: Closed to new investors except for a direct rollover from a retirement plan into a T. Rowe Price IRA invested in this fund.

Restricted: Certain limited exceptions may apply to these scenarios. The funds reserve the right, when in the judgment of T. Rowe Price, it is not adverse to a fund’s interest, to permit certain types of investors to open new accounts in a fund, to impose further restrictions, or to close a fund to any additional investments, all without notice.

The funds’ financial statements and proxy voting record can be accessed here: troweprice.com/prospectus

1. 30 Day Sec Yield: The SEC standardized yield is computed under an SEC standardized formula and reflects an estimated yield to maturity (assuming all portfolio securities are held to maturity).

2. 30 Day Annualized Dividend Yield: The 30-day dividend yield represents the average daily dividends for the 30-day period, annualized and divided by the net asset values per share at the end of the period.

3. Monthly Dividend: the amount of money shareholders were paid for owning a share of the fund.

4. 7 Day SEC Yield: A method of calculating a money fund’s yield by annualizing the fund’s net investment income for the last seven days of each period divided by the fund’s net asset value at the end of the period.

SEC Yield w/o Waiver excludes the effect of contractual expense limitation arrangements.

202607 - 5702608

Do Not Sell or Share My Personal Information

This material is provided for general informational purposes only and is not intended to provide legal, tax, or investment advice. This material does not provide recommendations concerning investments, investment strategies, or account types; it is not individualized to the needs of any specific investor and not intended to suggest any particular investment action is appropriate for you.

© 2026 T. Rowe Price. All Rights Reserved. T. ROWE PRICE, INVEST WITH CONFIDENCE, the Bighorn Sheep design, and related indicators are trademarks of T. Rowe Price Group, Inc. All other trademarks are the property of their respective owners.

T. Rowe Price Investment Services, Inc., distributor, T. Rowe Price funds.

* This ETF is different from traditional ETFs

* Traditional ETFs tell the public what assets they hold each day. This ETF will not. This may create additional risks for your investment. For example:

●	You may have to pay more money to trade the ETF’s shares. This ETF will provide less information to traders, who tend to charge more for trades when they have less information.

●	The price you pay to buy ETF shares on an exchange may not match the value of the ETF’s portfolio. The same is true when you sell shares. These price differences may be greater for this ETF compared to other ETFs because it provides less information to traders.

●	These additional risks may be even greater in bad or uncertain market conditions.

●	The ETF will publish on its website each day a "Proxy Portfolio" designed to help trading in shares of the ETF. While the Proxy Portfolio includes some of the ETF’s holdings, it is not the ETF’s actual portfolio.

The differences between this ETF and other ETFs may also have advantages. By keeping certain information about the ETF secret, this ETF may face less risk that other traders can predict or copy its investment strategy. This may improve the ETF’s performance. If other traders are able to copy or predict the ETF’s investment strategy, however, this may hurt the ETF’s performance.

For additional information regarding the unique attributes and risks of the ETF, see the prospectus.

Current performance may be lower or higher than the quoted past performance, which cannot guarantee future results. Share price, principal value, yield, and return will vary and you may have a gain or loss when you sell your shares. For performance current to the most recent month-end, select the fund name above. Market returns are based on the midpoint of the bid/ask spread as 4p.m. ET and do not represent returns an investor would receive if shares were traded at other times.

*This ETF publishes a daily Proxy Portfolio, a basket of securities designed to closely track the daily performance of the actual portfolio holdings. While the Proxy Portfolio includes some of the ETFs holdings, it is not the actual portfolio. Daily portfolio statistics will be provided as an indication of the similarities and differences between the Proxy Portfolio and the actual holdings. The Proxy Portfolio and other metrics, including Portfolio Overlap, are intended to provide investors and traders with enough information to encourage transactions that help keep the ETF’s market price close to its NAV. There is a risk that market prices will differ from the NAV. ETFs trading on the basis of a Proxy Portfolio may trade at a wider bid/ask spread than shares of ETFs that publish their portfolios on a daily basis, especially during periods of market disruption or volatility and, therefore, may cost investors more to trade. The ETF’s daily Proxy Portfolio, Portfolio Overlap and other tracking data are available within the Resource section of each individual ETF fund detail page.

*Although the ETF seeks to benefit from keeping its portfolio information confidential, others may attempt to use publicly available information to identify the ETF’s investment and trading strategy. If successful, these trading practices may have the potential to reduce the efficiency and performance of the ETF.

ETFs/ETPs are bought and sold at market prices, not NAV. Investors generally incur the cost of the spread between the prices at which shares are bought and sold. Buying and selling shares may result in brokerage commissions which will reduce returns.

All investments involve market risk, including the possible loss of principal.

Average annual total return figures include changes in principal value, reinvested dividends, and capital gain distributions. Returns for periods less than one year are not annualized. For products less than one year old, the Since Inception return figure is not annualized and represents an aggregate total return.

**The T. Rowe Price Active Crypto ETF is not an investment company registered under the Investment Company Act of 1940, and therefore is not subject to the same regulatory requirements as mutual funds or ETFs registered under the Investment Company Act of 1940. The Trust is not a commodity pool for purposes of the Commodity Exchange Act. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus.

The gross expense ratio reflects the fund expenses as stated in the fee table of the fund’s prospectus prior to the deduction of any waiver or reimbursement. The net expense ratio reflects fund expenses after the deduction of any waiver or reimbursement. If a fund has an active contractual expense limitation, the expiration date is shown below the gross and net expense ratio values above. Expense ratios are as of the most recent prospectus.

†The T. Rowe Price Active Crypto ETF’s only ordinary recurring expense is the Sponsor’s annual management fee applied to the NAV of the fund. The Expense Ratios shown in the columns above for T. Rowe Price Active Crypto ETF reflect the sponsor’s annual management fee as of the most recent prospectus.

Hedged Equity ETF Expense Ratio: Voluntary expense waiver that does not expire. T. Rowe Price Associates, Inc., is required to permanently waive a portion of its management fee charged to the fund in an amount sufficient to fully offset that portion of management fee paid by each underlying T. Rowe Price Fund related to the fund’s investment therein. The amount of the waiver will vary each fiscal year in proportion to the amount invested in other T. Rowe Price Funds.

T. Rowe Price Active Crypto ETF is organized as a Delaware statutory trust. The sponsor of the Trust is T. Rowe Price Sponsor LLC (the "Sponsor"). T. Rowe Price Investment Services, Inc. ("TRPIS") serves as the distributor of the Trust.

The 30-day dividend yield represents the average daily dividends for the 30-day period, annualized and divided by the net asset values per share at the end of the period; it is available the first quarter after the fund’s inception. The SEC standardized yield is computed under an SEC standardized formula and reflects an estimated yield to maturity (assuming all portfolio securities are held to maturity); it is available the first month after the fund’s inception.

This ETF performance table uses the NAV as the default sort option. There is no option to sort by the Market Price.

Closed: Closed to new investors except for a direct rollover from a retirement plan into a T. Rowe Price IRA invested in this fund.

Restricted: Certain limited exceptions may apply to these scenarios. The funds reserve the right, when in the judgment of T. Rowe Price, it is not adverse to a fund’s interest, to permit certain types of investors to open new accounts in a fund, to impose further restrictions, or to close a fund to any additional investments, all without notice.

The funds’ financial statements and proxy voting record can be accessed here: troweprice.com/prospectus

1. 30  Day Sec Yield: The SEC standardized yield is computed under an SEC standardized formula and reflects an estimated yield to maturity (assuming all portfolio securities are held to maturity).

2. 31  Day Annualized Dividend Yield: The 30-day dividend yield represents the average daily dividends for the 30-day period, annualized and divided by the net asset values per share at the end of the period.

3. Monthly Dividend: the amount of money shareholders were paid for owning a share of the fund.

4. 7 Day SEC Yield: A method of calculating a money fund’s yield by annualizing the fund’s net investment income for the last seven days of each period divided by the fund’s net asset value at the end of the period.

SEC Yield w/o Waiver excludes the effect of contractual expense limitation arrangements.

202607 - 5702608

Do Not Sell or Share My Personal Information

This material is provided for general informational purposes only and is not intended to provide legal, tax, or investment advice. This material does not provide recommendations concerning investments, investment strategies, or account types; it is not individualized to the needs of any specific investor and not intended to suggest any particular investment action is appropriate for you.

© 2026 T. Rowe Price. All Rights Reserved. T. ROWE PRICE, INVEST WITH CONFIDENCE, the Bighorn Sheep design, and related indicators are trademarks of T. Rowe Price Group, Inc. All other trademarks are the property of their respective owners.

T. Rowe Price Investment Services, Inc., distributor, T. Rowe Price funds.

* This ETF is different from traditional ETFs

* Traditional ETFs tell the public what assets they hold each day. This ETF will not. This may create additional risks for your investment. For example:

●	You may have to pay more money to trade the ETF’s shares. This ETF will provide less information to traders, who tend to charge more for trades when they have less information.

●	The price you pay to buy ETF shares on an exchange may not match the value of the ETF’s portfolio. The same is true when you sell shares. These price differences may be greater for this ETF compared to other ETFs because it provides less information to traders.

●	These additional risks may be even greater in bad or uncertain market conditions.

●	The ETF will publish on its website each day a "Proxy Portfolio" designed to help trading in shares of the ETF. While the Proxy Portfolio includes some of the ETF’s holdings, it is not the ETF’s actual portfolio.

The differences between this ETF and other ETFs may also have advantages. By keeping certain information about the ETF secret, this ETF may face less risk that other traders can predict or copy its investment strategy. This may improve the ETF’s performance. If other traders are able to copy or predict the ETF’s investment strategy, however, this may hurt the ETF’s performance.

For additional information regarding the unique attributes and risks of the ETF, see the prospectus.

Current performance may be lower or higher than the quoted past performance, which cannot guarantee future results. Share price, principal value, yield, and return will vary and you may have a gain or loss when you sell your shares. For performance current to the most recent month-end, select the fund name above. Market returns are based on the midpoint of the bid/ask spread as 4p.m. ET and do not represent returns an investor would receive if shares were traded at other times.

*This ETF publishes a daily Proxy Portfolio, a basket of securities designed to closely track the daily performance of the actual portfolio holdings. While the Proxy Portfolio includes some of the ETFs holdings, it is not the actual portfolio. Daily portfolio statistics will be provided as an indication of the similarities and differences between the Proxy Portfolio and the actual holdings. The Proxy Portfolio and other metrics, including Portfolio Overlap, are intended to provide investors and traders with enough information to encourage transactions that help keep the ETF’s market price close to its NAV. There is a risk that market prices will differ from the NAV. ETFs trading on the basis of a Proxy Portfolio may trade at a wider bid/ask spread than shares of ETFs that publish their portfolios on a daily basis, especially during periods of market disruption or volatility and, therefore, may cost investors more to trade. The ETF’s daily Proxy Portfolio, Portfolio Overlap and other tracking data are available within the Resource section of each individual ETF fund detail page.

*Although the ETF seeks to benefit from keeping its portfolio information confidential, others may attempt to use publicly available information to identify the ETF’s investment and trading strategy. If successful, these trading practices may have the potential to reduce the efficiency and performance of the ETF.

ETFs/ETPs are bought and sold at market prices, not NAV. Investors generally incur the cost of the spread between the prices at which shares are bought and sold. Buying and selling shares may result in brokerage commissions which will reduce returns.

All investments involve market risk, including the possible loss of principal.

Average annual total return figures include changes in principal value, reinvested dividends, and capital gain distributions. Returns for periods less than one year are not annualized. For products less than one year old, the Since Inception return figure is not annualized and represents an aggregate total return.

**The T. Rowe Price Active Crypto ETF is not an investment company registered under the Investment Company Act of 1940, and therefore is not subject to the same regulatory requirements as mutual funds or ETFs registered under the Investment Company Act of 1940. The Trust is not a commodity pool for purposes of the Commodity Exchange Act. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus.

The gross expense ratio reflects the fund expenses as stated in the fee table of the fund’s prospectus prior to the deduction of any waiver or reimbursement. The net expense ratio reflects fund expenses after the deduction of any waiver or reimbursement. If a fund has an active contractual expense limitation, the expiration date is shown below the gross and net expense ratio values above. Expense ratios are as of the most recent prospectus.

†The T. Rowe Price Active Crypto ETF’s only ordinary recurring expense is the Sponsor’s annual management fee applied to the NAV of the fund. The Expense Ratios shown in the columns above for T. Rowe Price Active Crypto ETF reflect the sponsor’s annual management fee as of the most recent prospectus.

Hedged Equity ETF Expense Ratio: Voluntary expense waiver that does not expire. T. Rowe Price Associates, Inc., is required to permanently waive a portion of its management fee charged to the fund in an amount sufficient to fully offset that portion of management fee paid by each underlying T. Rowe Price Fund related to the fund’s investment therein. The amount of the waiver will vary each fiscal year in proportion to the amount invested in other T. Rowe Price Funds.

T. Rowe Price Active Crypto ETF is organized as a Delaware statutory trust. The sponsor of the Trust is T. Rowe Price Sponsor LLC (the "Sponsor"). T. Rowe Price Investment Services, Inc. ("TRPIS") serves as the distributor of the Trust.

The 30-day dividend yield represents the average daily dividends for the 30-day period, annualized and divided by the net asset values per share at the end of the period; it is available the first quarter after the fund’s inception. The SEC standardized yield is computed under an SEC standardized formula and reflects an estimated yield to maturity (assuming all portfolio securities are held to maturity); it is available the first month after the fund’s inception.

This ETF performance table uses the NAV as the default sort option. There is no option to sort by the Market Price.

Closed: Closed to new investors except for a direct rollover from a retirement plan into a T. Rowe Price IRA invested in this fund.

Restricted: Certain limited exceptions may apply to these scenarios. The funds reserve the right, when in the judgment of T. Rowe Price, it is not adverse to a fund’s interest, to permit certain types of investors to open new accounts in a fund, to impose further restrictions, or to close a fund to any additional investments, all without notice.

The funds’ financial statements and proxy voting record can be accessed here: troweprice.com/prospectus

1. 30 Day Sec Yield: The SEC standardized yield is computed under an SEC standardized formula and reflects an estimated yield to maturity (assuming all portfolio securities are held to maturity).

2. 30 Day Annualized Dividend Yield: The 30-day dividend yield represents the average daily dividends for the 30-day period, annualized and divided by the net asset values per share at the end of the period.

3. Monthly Dividend: the amount of money shareholders were paid for owning a share of the fund.

4. 7 Day SEC Yield: A method of calculating a money fund’s yield by annualizing the fund’s net investment income for the last seven days of each period divided by the fund’s net asset value at the end of the period.

SEC Yield w/o Waiver excludes the effect of contractual expense limitation arrangements.

202607 - 5702608

Do Not Sell or Share My Personal Information

This material is provided for general informational purposes only and is not intended to provide legal, tax, or investment advice. This material does not provide recommendations concerning investments, investment strategies, or account types; it is not individualized to the needs of any specific investor and not intended to suggest any particular investment action is appropriate for you.

© 2026 T. Rowe Price. All Rights Reserved. T. ROWE PRICE, INVEST WITH CONFIDENCE, the Bighorn Sheep design, and related indicators are trademarks of T. Rowe Price Group, Inc. All other trademarks are the property of their respective owners.

T. Rowe Price Investment Services, Inc., distributor, T. Rowe Price funds.